Exhibit 99.1

STEC Appoints Raymond D. Cook to be Chief Financial Officer

— Succeeds Dan Moses Who Is Retiring After 16 Years of Service —

Santa Ana, CA – November 3, 2008 – STEC, Inc. (Nasdaq:STEC) announced today that Raymond D. Cook has been appointed the Company’s Chief Financial Officer effective November 11, 2008. Mr. Cook will succeed Dan Moses, who is retiring as Chief Financial Officer on November 10, 2008, but will remain an employee for a limited period of time to assist with Mr. Cook’s transition. Mr. Moses will continue to serve on the Company’s Board of Directors.

Raymond Cook, 48, has extensive and progressive experience with publicly-held technology companies. During his 21 years as a corporate financial professional, he has developed a progressive track record in a variety of positions. Mr. Cook joins STEC from Mindspeed Technologies, Inc., a publicly-held company, where he spent five years and served as Vice President Finance & Corporate Controller since 2004 and also served as interim Chief Financial Officer in 2008. Prior to Mindspeed, Mr. Cook was the Executive Director, Accounting/External Reporting for Conexant Systems, Inc., a publicly-held company, from 1999 to 2003. From 1989 to 1999, Mr. Cook served in a progression of management positions with publicly-held Rockwell International. He started his career with the public accounting firm of Spicer & Oppenheim where he served from 1987 to 1989. Mr. Cook holds a bachelor’s degree in accounting and an M.B.A. in finance from Loyola Marymount University. Mr. Cook is a Certified Public Accountant.

“We are pleased to have Raymond join us during this exciting period of growth and opportunity as we continue our SSD leadership in the Enterprise-Storage and Enterprise-Server markets,” said Manouch Moshayedi, STEC’s Chairman and CEO. “Raymond comes highly recommended to us and his experience in having managed accounting and finance teams over his long career at global companies and in dynamic environments similar to ours make him an excellent fit within our organization. After Raymond interviewed with our management team and with members of our Board, it was clear after a comprehensive search for Dan’s successor that he could uniquely contribute greatly to our growth and success. Dan will be missed by everyone within our organization and I would like to personally thank him for his dedication and significant contributions over his long tenure at our company. Looking forward, we are pleased to welcome Raymond as an important member of our management team and look forward to him playing a key role in the continued execution of our business plan.”

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc. is a leading global provider of Solid-State technologies and solutions tailored to meet the high-performance, high-reliability needs of original equipment manufacturers (OEMs). With headquarters in Santa Ana, California and locations worldwide, STEC leverages almost two decades of Solid-State knowledge and experience to deliver the industry’s most comprehensive line of Solid-State Drives to the storage industry.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning: the appointment of Raymond D. Cook as Chief Financial Officer, Dan Moses’ remaining with the Company during a transition period, Mr. Moses’ continuing his role on the Board of Directors, exciting period of growth and opportunity as the Company continues its SSD leadership in the Enterprise-Storage and Enterprise-Server markets, Mr. Cook’s expected contribution to the Company’s growth and success, and Mr. Cook playing a key role in the continued execution of the Company’s business plan. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by the Company, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. The information contained in this press release is a statement of STEC’s present intention, belief or expectation. STEC may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in STEC’s assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Contacts for STEC, Inc. (Nasdaq:STEC):

Investor and Financial Media Contact:

Mitch Gellman, Vice President of Investor Relations

(949) 260-8328

ir@stec-inc.com

Media Contact:

Elaine Marshall, Press and Media Relations

(949) 466-6303

emarshall@stec-inc.com